As filed with the Securities and Exchange Commission on April 1, 2015

Registration No. 333-201481

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chanticleer Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7621 Little Avenue,

Suite 414, Charlotte, NC 28226

(Address and telephone number of principal executive offices and principal place of business)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, NC 28226

(704) 366-5122

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Mark Abdou

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 11th Floor

Santa Monica, CA 90401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Chanticleer Holdings, Inc. (the “Registrant”) previously registered up to 8,500,000 shares of its common stock pursuant to the Registration Statement on Form S-1 (Registration No. 333-201481), filed with the Securities and Exchange Commission, which became effective on February 17, 2015. The Company reported it received subscriptions (including both basic and oversubscriptions) for 3,899,742 shares for gross proceeds of $7,799,484. The Rights Offering expired on 5:00 New York City time on March 16, 2015. In accordance with the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 4,600,258 shares of new common stock not sold in the Rights Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment to registration statement and it has authorized this post effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 1, 2015.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Michael D. Pruitt	Chief Executive Officer, Chairman, President (Principal Executive Officer)	April 1, 2015
Michael D. Pruitt

/s/ Eric S. Lederer	Chief Financial Officer (Principal Accounting Officer)	April 1, 2015
Eric S. Lederer

*	Director	April 1, 2015
Michael Carroll

*	Director	April 1, 2015
Keith Johnson

*	Director	April 1, 2015
Paul I. Moskowitz

*	Director	April 1, 2015
Russell Page

*By: /s/ Michael D. Pruitt
Michael D. Pruitt Attorney-in-Fact